UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  May 6, 2009

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-3526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters

On May 6, 2009, Tanger Factory Outlet Centers, Inc. (the "Company") announced that, in connection with the previously announced offer to exchange common shares of the Company for any and all of the outstanding 3.75% Exchangeable Senior Notes due 2026 (the “Notes”) of Tanger Properties Limited Partnership (the "OP"), the OP has determined that a total of 34.2079 Company common shares will be issued for each $1,000 principal amount of Notes validly tendered and not validly withdrawn in the exchange offer.

The total number of Company common shares issued for each $1,000 principal amount of Notes was determined by adding 27.7434 Company common shares, which was a fixed amount, and an additional amount of shares determined by dividing $215 by the average of the volume weighted average price of the Company common shares over an eight trading day averaging period beginning April 24, 2009 and ending May 5, 2009, or $33.2584.  Holders will also receive a cash payment for accrued and unpaid interest on the Notes up to but not including the settlement date, which is expected to be approximately $8.65 per $1,000 principal amount of Notes.

The offer is scheduled to expire at 5:00 p.m., New York City time, on Thursday, May 7, 2009.

A copy of this press release is attached to this current report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are included with this Report:

Exhibit 99.1	Press release announcing number of shares to be issued as consideration in exchange offer for Exchangeable Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2009

TANGER FACTORY OUTLET CENTERS, INC.

By:/s/ Frank C. Marchisello, Jr.
             Frank C. Marchisello, Jr.
     Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:TANGER GP TRUST, its sole general partner

By:/s/ Frank C. Marchisello, Jr.
             Frank C. Marchisello, Jr.
     Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	Press release announcing number of shares to be issued as consideration in exchange offer for Exchangeable Notes.